Exhibit 3.20

ARTICLES OF ORGANIZATION State Form 49459 (R/1-03) Approved By State Board Of Accounts 1999	TODD ROKITA SECRETARY OF STATE CORPORATIONS DIVISION 302 W. Washington St., Rm. E018 Indianapolis, IN 46204 Telephone: (317) 232-6576

APPROVED AND FILED /s/ Todd Rokita NO. SECRETARY OF STATE

Instructions:	Use 8 1/2" x 11" white paper for attachments.
Present original and one (1) copy to address in upper right corner of this form.
 Please TYPE or PRINT.
Please visit our office on the web at www.sos.in.gov.	Indiana Code 23-18-2-4 FILING FEE: $90.00

ARTICLES OF ORGANIZATION

The undersigned, desiring to form a Limited Liability Company (hereinafter referred to as “LLC”) pursuant to the provisions of:
Indiana Business Flexibility Act, Indiana Code 23-18-1-1, et seq. as amended, executes the following Articles of Organization:

ARTICLE I: Name and Principal Office

Name of LLC (the name rnust include the words “Limited Liability Company,” “L.L.C.,” or “LLC”)
Agricultural Acquisitions, LLC

Principal Office: The address of the principal office of the LLC is: (optional)

ARTICLE II: Registered Office and Agent

The name and street address of the LLC’s Registered Agent and Registered Office for service of process are:
Name of Registered Agent
Corporation Service Company

Address of Registered Office (street, city, INDIANA, and ZIP code)
251 East Ohio Street, Suite 500, Indianapolis, Indiana 46204

ARTICLE III: DISSOLUTION

☐	The latest date upon which the LLC is to dissolve:

☑	The Limited Liability Company is perpetual until dissolution.

ARTICLE IV: MANAGEMENT

☐	The Limited Liability Company will be managed by its members.

☑	The Limited Liability Company will be managed by a manager or managers.

In Witness Whereof, the undersigned executed these Articles of Organization and verifies, subject to penalties of perjury, that the statements contained herein are true
           this 21st     day of      April, 2006.

Signature	Printed Name

/s/ Darren M. Malek	Darren M. Malek, as Agent for the Member

      This instrument was prepared by: (name)
      Darren M. Malek

      Address (number, street, city, state, and Zip Code)
      Varnum, Riddering, Schmidt & Hewlett LLP, 251 N. Rose St., 4th Floor, Kalamazoo, MI 49007

ARTICLES OF AMENDMENT OF THE ARTICLES OF ORGANIZATION State Form 49460 (R/1-03) Approved by State Board of Accounts 1999
TODD ROKITA
SECRETARY OF STATE
CORPORATIONS DIVISION
302 W. Washington St., Rm. E018
Indianapolis, IN 46204
Telephone: (317) 232-6576

APPROVED AND FILED /s/ Todd Rokita NO. SECRETARY OF STATE

Instructions:	Use 8 1/2" x 11" white paper for attachments.
Present original and one copy to the address in upper right corner of this form.
 Please TYPE or PRINT
Please visit our office on the web at www.sos.in.gov.	Indiana Code 23-18-2-5 Filing Fee: $30.00

ARTICLES OF AMENDMENT OF THE
ARTICLES OF ORGANIZATION OF:

Name of Limited Liability Company	Date of Organization
Agricultural Acquisitions, LLC	April 24, 2006

The undersigned manager or member of the above referenced Limited Liability Company (hereinafter referred to as the “LLC”) existing pursuant to the provisions of: Indiana Business Flexibility Act as amended (hereinafter referred to as the “Act”), desiring to give notice of action effectuating amendment of certain provisions of its Articles of Organization, certifies the following facts:

ARTICLE I Amendment(s)

The exact text of Article(s) IV: MANAGEMENT of the Articles of Organization is now as follows:
(NOTE: If amending the name of LLC, write Article “I” in space above and write The name of the LLC is                     , below.)
  The Limited Liability Company will be managed by its member(s).

ARTICLE II

Date of each amendment’s adoption:
  November 19, 2008

(Continued on the reverse side)

ARTICLE III Compliance with Legal Requirements

The manner of the adoption of the Articles of Amendment constitute full legal compliance with the provisions of the Act, and the Articles of Organization.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 19th day of November, 2008.

Signature of current manager or member of LLC	Printed name of manager or member

/s/ David A. Barclay	Republic Services of Indiana, Limited Partnership, Member

Signature’s title David A. Barclay, VP/Secretary of General Partner of the sole Member